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                                                                   EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                              --------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A National Banking Association                          36-0899825
                                                        (I.R.S. employer
                                                        identification number)

One First National Plaza, Chicago, Illinois             60670-0126
(Address of principal executive offices)                (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)


                              --------------------
                             SUNDSTRAND CORPORATION
               (Exact name of obligor as specified in its charter)



         Delaware                                               36-1840610
   (State or other jurisdiction of                              (I.R.S. employer
   incorporation or organization)                               identification
                                                                number)

         P. O. Box 7003
         4949 Harrison Avenue
         Rockford, Illinois                                     61125-7003
(Address of principal executive offices)                        (Zip Code)

                                 Debt Securities
                         (Title of Indenture Securities)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of the Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; and The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by
             Section 321(b) of the Act.





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


          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 6th day of November, 1998.


             THE FIRST NATIONAL BANK OF CHICAGO,
             TRUSTEE

             BY ___________________________________________
                SANDRA L. CARUBA
                VICE PRESIDENT





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1996 (REGISTRATION NO. 333-14201).










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

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                        November 6, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between Sundstrand Corporation and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO



                                    BY: ______________________________________
                                            SANDRA L. CARUBA
                                            VICE PRESIDENT








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

                                    EXHIBIT 7

Legal Title of Bank:   The First National Bank of Chicago Call Date: 06/30/98  ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460                                      Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET



                                                                                           DOLLAR AMOUNTS IN THOUSANDS   C400
                                                                                                                        ------
                                                                                           RCFD      BIL MIL THOU
                                                                                           ----      ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCFD
                                                                                           ----
    a. Noninterest-bearing balances and currency and coin(1)....................           0081        4,490,272         1.a
    b. Interest-bearing balances(2).............................................           0071        5,586,990         1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)................           1754                0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).............           1773        8,974,952         2.b
3.  Federal funds sold and securities purchased under agreements to
    resell......................................................................           1350        5,558,583         3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                             RCFD
                                                                                           ----
    RC-C).......................................................................           2122       28,257,868         4.a
    b. LESS: Allowance for loan and lease losses................................           3123          413,742         4.b
    c. LESS: Allocated transfer risk reserve....................................           3128                0         4.c
    d. Loans and leases, net of unearned income, allowance, and                            RCFD
                                                                                           ----
       reserve (item 4.a minus 4.b and 4.c).....................................           2125       27,844,126         4.d
5.  Trading assets (from Schedule RD-D).........................................           3545        6,073,169         5.
6.  Premises and fixed assets (including capitalized leases)....................           2145          721,430         6.
7.  Other real estate owned (from Schedule RC-M)................................           2150            6,827         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..............................................           2130          184,515         8.
9.  Customers' liability to this bank on acceptances outstanding................           2155          310,026         9.
10. Intangible assets (from Schedule RC-M)......................................           2143          302,859         10.
11. Other assets (from Schedule RC-F)...........................................           2160        2,137,491         11.
12. Total assets (sum of items 1 through 11)....................................           2170       62,191,240         12.


-------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.




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

Legal Title of Bank:    The First National Bank of Chicago Call Date:  06/30/98  ST-BK:  17-1630  FFIEC 031
Address:                One First National Plaza, Ste 0460                                        Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                                 DOLLAR AMOUNTS IN
                                                                                                     THOUSANDS
                                                                                                 -----------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                            RCON
                                                                                        ----
       from Schedule RC-E, part 1)..........................................            2200          21,810,607      13.a
       (1) Noninterest-bearing (1)..........................................            6631           9,864,956      13.a1
(2)      Interest-bearing...................................................            6636          11,945,651      13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                         RCFN
                                                                                        ----
       IBFs (from Schedule RC-E, part II)...................................            2200          15,794,963      13.b
       (1) Noninterest bearing..............................................            6631             482,528      13.b1
       (2) Interest-bearing.................................................            6636          15,312,435      13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:..........................................................            RCFD 2800      3.858,711      14
15. a. Demand notes issued to the U.S. Treasury.............................            RCON 2840      1,444,748      15.a
    b. Trading Liabilities (from Sechedule RC-D)............................            RCFD 3548      5,661,633      15.b

16. Other borrowed money:                                                               RCFD
                                                                                        ----
    a. With original maturity of one year or less...........................            2332           4,356,061      16.a
    b. With original  maturity of more than one year........................            A547             385,550      16.b
    c. With original maturity of more than three years .....................            A548             320,386      16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding.................            2920             310,026      18.
19. Subordinated notes and debentures.......................................            3200           2,200,000      19.
20. Other liabilities (from Schedule RC-G)..................................            2930           1,176,564      20.
21. Total liabilities (sum of items 13 through 20)..........................            2948          57,319,249      21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...........................            3838                   0      23.
24. Common stock............................................................            3230             200,858      24.
25. Surplus (exclude all surplus related to preferred stock)................            3839           3,188,187      25.
26. a. Undivided profits and capital reserves...............................            3632           1,467,324      26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities...........................................................            8434              18,040      26.b
27. Cumulative foreign currency translation adjustments.....................            3284              (2,418)     27.
28. Total equity capital (sum of items 23 through 27).......................            3210           4,871,991      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)...................................            3300          62,191,240      29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most
    comprehensive level of auditing work performed for the bank by independent external                       -----------   Number
    auditors as of any date during 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . .RCFD 6724 . ...   N/A         M.1.
                                                                                                              -----------

1 = Independent audit of the bank conducted in accordance           4 =   Directors'  examination of the bank performed by other
     with generally accepted auditing standards by a certified            external  auditors (may be required by state chartering
     public accounting firm which submits a report on the bank            authority)
2 = Independent audit of the bank's parent holding company          5 =   Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing             auditors
     standards by a certified public accounting firm which          6 =   Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                 auditors
     (but not on the bank separately)                               7 =   Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                 8 =   No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)


---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.



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